Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

HOUSTON and LONDON, April 15, 2020

LyondellBasell Provides Estimated First Quarter 2020 Financial Results and Operational Update

HOUSTON and LONDON, April 15, 2020 /PRNewswire/ -- LyondellBasell (NYSE: LYB), one of the largest plastics, chemicals and refining companies in the world, today announced estimated first quarter financial results and provided an operational update. First quarter 2020 net income is expected to be in the range of $110 million to $180 million. EBITDA is estimated to be in the range of $610 million to $680 million, $1,055 million to $1,075 million excluding non-cash inventory valuation charges (LCM1).

Events surrounding the ongoing coronavirus pandemic and the significant drop in the price of oil continue to evolve and impact global markets for LyondellBasell’s products. Currently, all of our major global manufacturing sites are operational and demand for products used in packaging and medical applications remains robust. LyondellBasell remains committed to the health and safety of our employees, contractors and communities and is following governmental policies and recommendations related to the virus. The Company’s manufacturing operations have been designated as an essential industry to support society’s needs during the pandemic in the majority of the regions in which we operate.

In response to lower demand for certain products, the Company has temporarily idled production at several small plants in the Advanced Polymer Solutions segment serving automotive end markets and appropriately reduced production rates at other plants. Lower oil prices and reduced demand for transportation fuels are affecting both volumes and margins for our Refining segment and Oxyfuels & Related Products business. These impacts are expected to adversely affect our results during the second quarter of 2020.

Since the full extent of the pandemic and the drop in oil price remains uncertain, the Company has developed strategies and is implementing measures to respond to a variety of economic scenarios. To reduce operational and financial risk, the Company is postponing selected growth projects and planned maintenance, including slowing construction activities on our PO/TBA plant in Houston. We currently expect that these actions will reduce 2020 capital expenditures by approximately 20 percent from our prior guidance of $2.4 billion to our current outlook of $1.9 billion. Additionally, we expect that aggressive inventory management combined with reduced pricing for raw materials and products will provide a meaningful influx of cash from working capital. The Company is also accelerating initiatives to extend our leadership in cost efficiency.

As of March 31, 2020, our total debt was $13.7 billion with available liquidity of $3.2 billion, including $1.8 billion in cash and short-term investments. The Company is currently evaluating a debt issuance and anticipates that any net proceeds would be utilized for general corporate purposes, including to increase our liquidity, and manage short-term debt maturities. We believe that our disciplined approach to capital deployment with a focus on a strong investment grade balance sheet and significant liquidity will serve us well during these challenging times.

We will provide full details on results for the first quarter in our earnings release and teleconference which are scheduled for May 1, 2020. Please refer to the end of this release for an explanation of LyondellBasell’s use of EBITDA and Table 1 for reconciliations of net income to EBITDA and EBITDA excluding LCM.

 1 LCM stands for “lower of cost or market.” An explanation of LCM and why we have excluded it from certain financial information can be found under “Information Related to Financial Measures.”

ABOUT LYONDELLBASELL

LyondellBasell (NYSE: LYB) is one of the largest plastics, chemicals and refining companies in the world. Driven by its employees around the globe, LyondellBasell produces materials and products that are key to advancing solutions to modern challenges like enhancing food safety through lightweight and flexible packaging, protecting the purity of water supplies through stronger and more versatile pipes, improving the safety, comfort and fuel efficiency of many of the cars and trucks on the road, and ensuring the safe and effective functionality in electronics and appliances. LyondellBasell sells products into more than 100 countries and is the world's largest producer of polypropylene compounds and the largest licensor of polyolefin technologies. In 2020, LyondellBasell was named to Fortune magazine's list of the “World's Most Admired Companies” for the third consecutive year. More information about LyondellBasell can be found at www.LyondellBasell.com. The information on our website does not constitute a part of this release.

INFORMATION RELATED TO FINANCIAL MEASURES

This release makes reference to certain non-GAAP financial measures as defined in Regulation G of the U.S. Securities Exchange Act of 1934, as amended.

EBITDA, as presented herein, may not be comparable to a similarly titled measure reported by other companies due to differences in the way the measure is calculated. We calculate EBITDA as income from continuing operations plus interest expense (net), provision for (benefit from) income taxes, and depreciation & amortization. EBITDA should not be considered an alternative to profit or operating profit for any period as an indicator of our performance, or as an alternative to operating cash flows as a measure of our liquidity. We also present EBITDA exclusive of adjustments for “lower of cost or market” (“LCM”), which is an accounting rule consistent with GAAP related to the valuation of inventory. Our inventories are stated at the lower of cost or market. Cost is determined using the last-in, first-out (“LIFO”) inventory valuation methodology, which means that the most recently incurred costs are charged to cost of sales and inventories are valued at the earliest acquisition costs. Market is determined based on an assessment of the current estimated replacement cost and selling price of the inventory. In periods where the market price of our inventory declines substantially, cost values of inventory may be higher than the market value, which reduces the value of inventory to market value. This adjustment is related to the recent decline in pricing for many of our raw material and finished goods inventories. Fluctuation in the prices of crude oil, natural gas and correlated products from period to period may result in the recognition of charges to adjust the value of inventory to the lower of cost or market in periods of falling prices and the reversal of those charges in subsequent interim periods as market prices recover. Accordingly, such fluctuations may affect our cost of sales and results of operations. A quantitative reconciliation of the expected range of net income, the most comparable GAAP measure, to EBITDA and EBITDA excluding LCM, is provided in Table 1 below.

Table 1 – Reconciliation of Net Income to EBITDA

Millions of U.S. dollars	Three Months Ended March 31, 2020
Net income	$110 to $180
Provision for income taxes	65 to 85
Depreciation and amortization	345 to 335
Interest expense, net	90 to 80
EBITDA	610 to 680
LCM charges, pre-tax	445 to 395
EBITDA excluding LCM	1,055 to 1,075

OTHER FINANCIAL MEASURE PRESENTATION NOTES

This release contains time sensitive information that is accurate only as of the time hereof. Information contained in this release is preliminary, unaudited and subject to change. LyondellBasell undertakes no obligation to update the information presented herein except to the extent required by law.

FORWARD-LOOKING STATEMENTS

The statements in this release relating to matters that are not historical facts are forward-looking statements. These forward-looking statements are based upon assumptions of management which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. These statements include, but are not limited to, our projected net income, EBITDA and EBITDA excluding LCM for the first quarter of 2020, the effects of the COVID-19 pandemic on our business, our liquidity and strength of our balance sheet, a potential U.S. dollar debt offering and our expected capital expenditures in 2020. Actual results could differ materially based on factors including, but not limited to, the business cyclicality of the chemical, polymers and refining industries; the availability, cost and price volatility of raw materials and utilities, particularly the cost of oil, natural gas, and associated natural gas liquids; any impacts of the COVID-19 pandemic in geographic regions or markets served us, or where our operations are located, including the risk of global recession; competitive product and pricing pressures; labor conditions; our ability to attract and retain key personnel; operating interruptions (including leaks, explosions, fires, weather-related incidents, mechanical failure, unscheduled downtime, supplier disruptions, labor shortages, strikes, work stoppages or other labor difficulties, transportation interruptions, spills and releases and other environmental risks); the supply/demand balances for our and our joint ventures’ products, and the related effects of industry production capacities and operating rates; our ability to achieve expected cost savings and other synergies; our ability to successfully execute projects and growth strategies; any proposed business combination, the expected timetable for completing any proposed transactions and the receipt of any required governmental approvals, future financial and operating results, benefits and synergies of any proposed transactions, future opportunities for the combined company; legal and environmental proceedings; tax rulings, consequences or proceedings; technological developments, and our ability to develop new products and process technologies; potential governmental regulatory actions; political unrest and terrorist acts; risks and uncertainties posed by international operations, including foreign currency fluctuations; and our ability to comply with debt covenants and service our debt. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” section of our Form 10-K for the year ended December 31, 2019, which can be found at www.LyondellBasell.com on the Investor Relations page and on the Securities and Exchange Commission's website at www.sec.gov. The information on our website does not constitute a part of this release.